UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 22, 2008
Northrop Grumman Corporation
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-16411 (Commission File Number)	95-4840775 (IRS Employer Identification No.)
1840 Century Park East, Los Angeles, CA 90067
(Address of principal executive offices)(Zip Code)
(310) 553-6262
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On October 22, 2008, Northrop Grumman Corporation (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2008, under the heading “Northrop Grumman Reports Third Quarter 2008 Results.” The press release is furnished as Exhibit 99.
ITEM 7.01. REGULATION FD DISCLOSURE.
Recent declines in the financial markets have impacted the market values of assets in the Company’s defined benefit pension plans, and these conditions could lead to significant future increases in pension costs measured in accordance with both accounting principles generally accepted in the United States of America (U.S. GAAP) and U.S. Cost Accounting Standards (CAS). In connection with its scheduled conference call with analysts to discuss third-quarter earnings, the Company plans to discuss the potential effects of these market conditions on its future net pension adjustment amounts. The net pension adjustment represents the difference between pension expense determined in accordance with U.S. GAAP and pension expense allocated to the operating sectors and determined in accordance with CAS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits

Furnished
Exhibit 99 — Press Release dated October 22, 2008

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrop Grumman Corporation (Registrant)
October 22, 2008	By:	/s/ Stephen D. Yslas
(Date)		(Signature)
Stephen D. Yslas
Corporate Vice President, Secretary, and Deputy General Counsel

Exhibit Index

Exhibit No.
Exhibit 99	— Press Release dated October 22, 2008